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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT






     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - October 14, 1999
                                                          ----------------


                         NORTH FORK BANCORPORATION, INC.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)




        Delaware                       1-10458                     36-3154608
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(State or other jurisdiction         (Commission                 (IRS Employer
     of incorporation)               File Number)                Identification
                                                                      No.)



275 Broad Hollow Road
Melville, New York                                                    11747
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Address of principal executive offices)                             (Zip Code)




       Registrant's telephone number, including area code: (516) 844-1004
                                                           --------------





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ITEM 5.    OTHER EVENTS

     North Fork Bancorporation, Inc. issued a press release announcing increased 1999 third quarter earnings of $54.1 million, or diluted earnings per share of $.40, as compared to $52.7 million, or $.37 diluted earnings per share, in 1998. Net income for the nine months ended September 30, 1999 was $166.1 million, or diluted earnings per share of $1.20 which increased 13%, as compared to $1.06 diluted earnings per share or $149.5 million in the prior year nine month period. The press release issued by the Registrant described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of the Business Acquired.
         Not Applicable


(b)      Pro Forma Financial Information
         Not Applicable


(c)      Exhibits
         99.1     Press Release dated October 14, 1999





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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:      October 25, 1999











NORTH FORK BANCORPORATION, INC.

By:   /s/  Daniel M. Healy
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      Daniel M. Healy
      Executive Vice President and
      Chief Financial Officer








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